UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2024

Latham Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road, Latham, NY	12110
(Address of principal executive offices)	(Zip Code)

(800) 833-3800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On October 9, 2024, Robert D. Evans notified the Board of Directors (the “Board”) of Latham Group, Inc. (the “Company”) that he will resign as a Class II member of the Board and as Chair of the Audit Committee of the Board (the “Audit Committee”), each effective immediately. His decision to resign was not the result of any disagreement with management or the Board related to the Company’s operations, policies, or practices. Mr. Evans had been a director designee of Pamplona Capital Partners V, L.P. (“Pamplona”) in accordance with the Stockholders Agreement among the Company, Pamplona, Wynnchurch Capital Partners IV, L.P. and WC Partners Executive IV, L.P., dated as of April 27, 2021 (the “Stockholders Agreement”).

Director Appointment

Frank J. Dellaquila

On October 9, 2024, the Board appointed Frank J. Dellaquila, age 67, to the Board as a Class II member of the Board and to serve as Chair of the Audit Committee, in each case effective immediately to fill the vacancy upon the resignation of Mr. Evans. Mr. Dellaquila was appointed to the Board as a director designee of Pamplona under the Stockholders Agreement, and he will receive compensation under the Company’s Non-Employee Director Compensation Plan, which was previously filed with the Securities and Exchange Commission (the “SEC”). Mr. Dellaquila will also enter into the Company’s standard form of indemnity agreement for directors, which was previously filed with the SEC. Mr. Dellaquila does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. The Board has determined that Mr. Dellaquila is an independent director of the Board, that he qualifies as an “audit committee financial expert” under SEC Rules, and that he satisfies all applicable requirements to serve on the Audit Committee, including without limitation the applicable requirements of the Nasdaq Global Select Market and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

From November 2016 through May 2023, Mr. Dellaquila served as the Senior Executive Vice President and Chief Financial Officer of Emerson Electric Co. (NYSE: EMR) (“Emerson”), a global technology and software company with a leading automation portfolio. Mr. Dellaquila joined Emerson in 1991, and held several positions of increasing responsibility, including Corporate Vice President and Treasurer (1991 to 2000), Senior Vice President and Chief Financial Officer of Emerson Motor Company (2000 to 2004), Senior Vice President, Acquisitions and Development (2004 to 2009), Senior Vice President and Chief Financial Officer (2009 to 2012), and Executive Vice President and Chief Financial Officer (2012 to 2016). Previously, Mr. Dellaquila served in various financial analyst and treasurer roles of various companies from 1978 to 1991. Mr. Dellaquila has served on the board of directors of Reliance, Inc. (NYSE: RS), a leading global diversified metal solutions provider, since October 2021 and also serves as chair of the audit committee. He has also served as a director and member of the finance committee of FM, Inc. (formerly known as FM Global Insurance Co.), a privately-held mutual insurance company, since December 2022. Mr. Dellaquila previously served on the board of directors and as a member of the finance and audit committees of Aptiv PLC (NYSE: APTV), a global technology company, from December 2017 to April 2020. Mr. Dellaquila holds a Bachelor of Science degree in accounting from Fordham University College of Business Administration and a Master of Business Administration degree in finance from Columbia University Graduate School of Business.

Item 7.01	Regulation FD Disclosure.

On October 9, 2024, the Company issued a press release announcing the foregoing matters, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99 furnished herewith) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99	Press release of Latham Group, Inc., dated October 9, 2024, regarding director matters.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2024

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President

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